Exhibit 13

                          SUBSCRIPTION AGREEMENT

TO THE DIRECTORS OF
THE HENSSLER FUNDS, INC.
A CORPORATION ORGANIZED UNDER
THE LAWS OF THE STATE OF MARYLAND

     The undersigned (the "Subscriber") hereby subscribes for 10,000 shares of Henssler Equity Fund Common Stock, par value
$.0001 per share (the "Shares") of the Henssler Equity Fund (the
"Fund") of The Henssler Funds, Inc. (the "Company").

     The Subscriber agrees to pay Ten Dollars ($10.00) per Share to the Company upon acceptance of this subscription for the Shares. The Subscriber agrees that the Subscriber shall not be entitled to certificates evidencing the Shares. The Subscriber agrees also that Subscriber shall not be entitled to vote the Shares until the purchase price for the Shares has been paid in full.

     The Subscriber hereby represents and warrants as follows:

          1.   The Shares are being purchased for the
     Subscriber's own account with no intention of reselling or otherwise distributing the Shares.

          2. The Subscriber is not acquiring the Shares based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Shares but, rather, upon an independent examination and judgment as to the prospects of the Company.

          3. The Shares were not offered to the Subscriber by means of publicly disseminated advertisements or sales literature, nor is the Subscriber aware of any offers made to other persons by such means.

          4. The Subscriber has been provided with, or given reasonable access to, full and fair disclosure of all material information about the Company.

          5. The Subscriber understands that the Company will amortize the organizational costs of the Fund over a 60-month period. The Subscriber agrees that if during such 60-month period the Subscriber shall sell the Shares, or any portion thereof, the Subscriber shall reimburse the Company by the pro rata portion of the Fund's then unamortized organization expenses which are represented by the Shares, or portion thereof, being sold, which pro rata portion is determined by dividing the number of Shares being sold by the total number of outstanding Shares of the Fund and multiplying the result by the total amount of the Fund's then unamortized organization expenses.

          6. The Subscriber acknowledges that the Subscriber must continue to bear the economic risk of the investment in the Shares for an indefinite period, and recognizes that the Shares will be (i) sold without registration under any state or federal law relating to the registration of securities for sale; (ii) issued and sold in reliance on the exemption from registration under the Georgia Securities Act (the "Act"), provided by Section 10-5-9(13) of the Act; and (iii) issued and sold in reliance on the exemption from registration under the Securities Act of 1933 (the "1933 Act") provided by Section 4(2) of the 1933 Act.

          The Subscriber hereby agrees as follows:

          1. The Shares will not be offered for sale, sold or transferred other than pursuant to (i) an effective registration under the Act or in a transaction which is otherwise in compliance with the Act; (ii) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act; and (iii) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws.

          2. The Company will be under no obligation to register the Shares or to comply with any exemption available for sale of the Shares without registration, and the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 of the 1933 Act are not now available, and no assurance has been given that they will become available. The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to the Shares.

          3. The Company may, if it so desires, refuse to permit the transfer of the Shares unless the request for transfer is accompanied by an opinion of counsel acceptable to the Company to the effect that neither the sale nor the proposed transfer will result in any violation of the 1933 Act or the securities laws of any applicable jurisdiction.

          4. A legend indicating that the Shares have not been registered under such laws and referring to the restrictions on transferability and sale of the Shares may be placed on any certificate or certificates delivered to the undersigned, or any substitute therefor, and any transfer agent of the Company may be instructed to require compliance therewith.



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     The agreements and representations made by the undersigned herein extend to and apply to all of the Shares issued pursuant to this Subscription Agreement.

          This _______ day of ___________, 1998.


     SUBSCRIBER:



               _________________________
               Gene W. Henssler


     ADDRESS: __________________________
              __________________________
              __________________________

     ACCEPTED:

               THE HENSSLER FUNDS, INC.



               By:  ______________________________
               Title:  ____________________________

     Date:_________ ____, 1998